EXHIBIT 21
LIST OF SUBSIDIARIES

Subsidiaries of Ashland Inc. (“AI”) at September 30, 2010, included the companies listed below.  Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below.  Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

Company	Jurisdiction of Incorporation	Immediate Parent*

Aqualon Company	Delaware	HI 99.4182% - WSP 0.5818%
ARA Quimica S.A.	Brazil	ABL 50% - ARL 50%
ASH GP LLC (“ASH GP”)	Delaware	AIHI
ASH LP LLC (“ASH LP”)	Delaware	AIHI
Ashland Brasil Ltda. (“ABL”)	Brazil	AHBV 99.9999% - AI 0.00001%
Ashland Canada Corp. (“ACC”)	Nova Scotia, Canada	ACHBV
Ashland Canada Holdings B.V. (“ACHBV”)	Netherlands	AHBV
Ashland (Changzhou) Advanced Chemical Co., Ltd.	China	ACHC
Ashland (China) Holdings Co., Ltd. (“ACHC”)	China	ACC
Ashland Chemical Hispania, S.L.	Spain	AIHI
Ashland Chimie France SAS (“ACF”)	France	AF
Ashland Deutschland GmbH (“ADG”)	Germany	AIHI 62% - HH 37.4% - AI 0.6%
Ashland-Especialidades Quimicas Ltda.	Brazil	AHBV 99.9999 - ABL 0.00001
Ashland Finland Oy	Finland	AHBV 51% - ACC 49%
Ashland France SAS (“AF”)	France	AHBV
Ashland Holdings B.V. (“AHBV”)	Netherlands	ATCV
Ashland Industries Belgium BVBA (“AIBBV”)	Belgium	HH 99.999% - AINBV 0.001%
Ashland Industries Deutschland GmbH (“AID”)	Germany	ADG
Ashland Industries Europe GmbH (“AIEG”)	Switzerland	AINBV
Ashland Industries Nederland B.V. (“AINBV”)	Netherlands	HINBV
Ashland International Holdings, Inc. (“AIHI”)	Delaware	AI 96.46% - HI 3.54%
Ashland Italia S.p.A.	Italy	AHBV
Ashland Japan Co., Ltd.	Japan	AIHI
Ashland Nederland B.V.	Netherlands	AHBV
Ashland Polyester SAS	France	ACF
Ashland Resinas Ltda. (“ARL”)	Brazil	ABL 99.9999% - AIHI 0.00001%
Ashland Services B.V.	Netherlands	AHBV
Ashland Sweden AB	Sweden	AHBV
Ashland UK Limited	United Kingdom	AHBV
Ashmont Insurance Company, Inc.	Vermont	AI
AshOne C.V. (“AOCV”)	Netherlands	ASH LP 1% - AIHI 98% - ASH GP 1%
AshTwo C.V. (“ATCV”)	Netherlands	AIHI 10% - AOCV 89% - ASH GP 1%
AshThree LLC	Delaware	AI
Beijing Tianshi Special Chemical Technique Co., Ltd.	China	ACHC
CVG Capital II LLC	Delaware	AI
Ever Success Overseas Limited (“ESOL”)	British Virgin Islands	AIEG
Hercules Chemicals (Nanjing) Company Limited	China	ESOL
Hercules do Brasil Produtos Quimicos Ltda.	Brazil	HI
Hercules Doel BVBA (“HD”)	Belgium	AIBBV 99.8793% - AINBV 0.0002% - HHBV 0.1205%
Hercules Europe BVBA	Belgium	HH 79.54% - AIBBV 8.76% - HD 11.7%
Hercules Holding BV BVBA (“HH”)	Belgium	HINBV
Hercules Incorporated (“HI”)	Delaware	AI
Hercules International Trade Corporate Limited	Bahamas	HI 96% - HPH 4%
Hercules Investment ApS	Denmark	HH
Hercules Investments Netherlands B.V. (“HINBV”)	Netherlands	HIS
Hercules Investments Sarl (“HIS”)	Luxembourg	HI
Hercules Paper Holdings, Inc. (“HPH”)	Delaware	HI
Hercules Tianpu Chemicals Company Limited (JV)	China	ESOL 40%
Iberia Ashland Chemical S. A.	Spain	AIHI
Valvoline (Australia) Pty. Limited	Australia	AHBV
Valvoline (Deutschland) GmbH & Co. Kg	Germany	ADG 99.9% - AID 0.1%
Valvoline International, Inc	United States	AIHI
WSP, Inc. (“WSP”)	Delaware	HI
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*100% of the voting securities are owned by the immediate parent except as otherwise indicated.